Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-213170 and No. 333-33878 on Form S-8 of our report dated June 26, 2026, relating to the financial statements and supplemental schedules of Teledyne Technologies Incorporated 401(k) Plan appearing in this Annual Report on Form 11-K for the year ended December 31, 2025.

/s/ Deloitte & Touche LLP

Los Angeles, California
June 26, 2026